EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated July 16, 2008, with respect to the statement of condition including the related portfolio schedule of Ohio Investors' Quality Tax-Exempt Trust, Series 18 (included in Van Kampen Unit Trusts, Municipal Series 705) as of July 16, 2008, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-151555) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                              GRANT THORNTON LLP


New York, New York
July 16, 2008